Exhibit 3.1

BY-LAWS

OF

AAR CORP.

a Delaware corporation

(as amended and restated through January 22, 2025)

ARTICLE I

OFFICES

SECTION 1.       REGISTERED OFFICE. The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware. The corporation may also have such other offices, within or without the State of Delaware, as the Board of Directors may designate or the business of the corporation may require from time to time.

SECTION 2.       PRINCIPAL OFFICE. The principal office of the corporation shall be located in Wood Dale, Illinois.

ARTICLE II

STOCKHOLDERS’ MEETINGS

SECTION 1.       TIME. The annual meeting of the stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be determined by or in the manner determined by the Board of Directors. Special meetings of the stockholders shall be called only by those persons and only in such manner as set forth in the Certificate of Incorporation.

SECTION 2.       PLACE. Annual meetings and special meetings shall be held at such place, if any, within or without the State of Delaware, as may be designated from time to time by or in the manner determined by the Board of Directors. If authorized by or in the manner determined by the Board of Directors, a meeting may be held solely by means of remote communications as authorized by the Delaware General Corporation Law (as amended from time to time, the “DGCL”). Whenever the directors shall fail to designate a place for a meeting or authorize holding the meeting solely by means of remote communications, the meeting shall be held at the principal office of the corporation.

SECTION 3.       NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise required by the DGCL, the notice of any meeting shall be given, personally or by mail or electronic transmission, not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the corporation. If a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), except as provided below, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these by-laws. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with these by-laws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

SECTION 4.       RECORD DATE FOR STOCKHOLDERS.

(a)         In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date.

(b)        In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.       STOCKHOLDER LIST. The corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, provided that the corporation shall not be required to include electronic mail addresses or any other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.       CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by such chairman of the meeting as the Board of Directors may have designated or, in the absence of such a person, by one of the following officers in the order presented and if present and acting, who shall act as chairman of the meeting: the Chairman of the Board, a Vice Chairman, if any, the President, an Executive Vice President, a Vice President, or the Chairman of the Nominating and Governance Committee, or, if no person is designated by the Board of Directors and none of the listed persons is in office and present and acting, by a chairman to be chosen by the affirmative vote of a majority in voting power of the stockholders who are present in person or by proxy. The corporation may adopt rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Subject to any rules and regulations adopted by the corporation and, in each case, subject to the supervision of the Board of Directors, the chairman of the meeting shall have authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the corporation or prescribed by the chairman of the meeting, in each case, subject to the supervision of the Board of Directors, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Secretary of the corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

SECTION 7.       PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or person to act for such stockholder as proxy pursuant to this section, a stockholder may grant such authority by (a) executing a document authorizing another person or persons to act for such stockholder as proxy or (b) transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder, or (c) any other means permitted under the DGCL. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 8.       INSPECTORS OF ELECTIONS. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

SECTION 9.       QUORUM AND ADJOURNMENTS. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, the holders of a majority in voting power of the outstanding shares of capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meetings of the stockholders. To the fullest extent permitted by law, once a quorum is established at a meeting, it shall remain duly constituted for such meeting notwithstanding the subsequent withdrawal of stockholders. Any meeting of the stockholders may be adjourned from time to time to any other time or place, if any, at which a meeting of the stockholders may be held under these by-laws by the chairman of the meeting, or by the affirmative vote of a majority of the voting power of the stockholders present in person or represented by proxy at the meeting, although less than a quorum. At the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 10.     VOTING. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder.

(a)         In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a higher number of votes is required by the Certificate of Incorporation or the DGCL.

(b)         With respect to the election of directors, except in a contested election, if a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast with respect to such director at the meeting. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee (with abstentions and broker non-votes not counted as votes cast either “for” or “against”). In a contested election, directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. For the purposes of this section, an election is “contested” if, as of the record date for such meeting, there are more eligible nominees for election than the number of directors to be elected at the meeting.

SECTION 11.     NOTICE OF STOCKHOLDER PROPOSALS.

(a)         No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11 in all respects, or (B) who properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 9 of Article III, and this Section 11 shall not be applicable to nominations except as expressly provided in Section 9 of Article III.

(b)        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, (i) such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation, (ii) such stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 11 and (iii) any such proposed business must constitute a proper matter for stockholder action under Delaware law. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the 120th day prior to the one-year anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.

(c)        To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)            as to each matter such stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment); (C) a description of all arrangements, arrangements or understandings between, on the one hand, such stockholder or, if applicable, the beneficial owner on whose behalf such business is being proposed, and, on the other hand, any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), and any material interest of such stockholder or any Stockholder Associated Person (as defined below) in such business; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (i) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a proposing stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner;

(ii)           a representation that such stockholder or a qualified representative thereof intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(iii)         as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of shares of stock of the corporation which are, directly or indirectly, owned of record by such stockholder or such Stockholder Associated Person, if any; (B) the class, series and number of, and the nominee holder for, any shares of stock of the corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any, provided that such stockholder or such Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future; (C) the date or dates on which such shares were acquired; and (D) a description of all Derivative Interests (as defined below) of such stockholder or such Stockholder Associated Person held during the previous twelve (12) month period, including the date of any relevant transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than ten percent (10%) of the shares of the corporation at the time of the transactions;

(iv)         as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder and such Stockholder Associated Person, in the case of a stockholder of record, as they appear on the corporation’s stock ledger and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person;

(v)          a certification regarding whether the stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the corporation and/or such person’s acts or omissions as a stockholder or beneficial owner of the corporation;

(vi)         a representation (A) whether the stockholder or any Stockholder Associated Person will engage in a solicitation within the meaning of Rule 14a-1(1) under the Exchange Act with respect to the proposal, and if so, the name of each participant (as defined in Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (B) whether any such person intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding stock required under applicable law to adopt or approve the proposal, or to otherwise solicit proxies from stockholders in support of such proposal; and

(vii)       to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who is providing financial support or meaningful assistance in furtherance of the business proposal on the date of such stockholder’s notice.

(d)        The stockholder shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these by-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e)        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11. The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 11. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such chairman shall so declare to the meeting and such business shall not be transacted and shall be disregarded. Notwithstanding the provisions of this Section 11, unless otherwise required by law or otherwise determined by the chairman of the meeting, if the proposing stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. Without limiting any remedy available to the corporation, a stockholder may not present business proposals at a meeting of stockholders (and any such proposal shall be disregarded), notwithstanding that proxies in respect of such vote may have been received by the corporation, if such stockholder or any Stockholder Associated Person acted contrary to any representation, certification or agreement required by this Section, otherwise failed to comply with this Section 11 (or with any applicable law, rule or regulation identified in this Section 11) or provided false or misleading information to the corporation.

(f)         In addition to the requirements of this Section 11 with respect to any business proposed to be brought before an annual meeting, each proposing stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. If a proposing stockholder fails to comply with any applicable requirements of the Exchange Act, such business shall be deemed to have not been made in compliance with these by-laws and shall be disregarded.

(g)        Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. Whenever this Section 11 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

(h)        For purposes of this Section 11:

(i)            a “Stockholder Associated Person” of any stockholder shall mean (A) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder on whose behalf such proposal is being made and (B) any controlling or controlled, direct or indirect, affiliate (as defined under Rule 405 promulgated under the Securities Act of 1933, as amended) of such stockholder or any beneficial owner described in the foregoing clause (A);

(ii)           “Derivative Interest” by a person shall mean any (A) ownership of or transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement, as well as any rights to dividends on the shares of any class or series of shares of the corporation that are separated or separable from the underlying shares of the corporation; (B) any position, transaction, arrangement, agreement or understanding (including any short interest in any security of the corporation, hedging transaction or any borrowing or lending of shares) which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, including through performance-related fees, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the voting power of any such person with respect to any share of stock of the corporation or the number of securities of the corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the corporation or otherwise; and (C) any proportionate interest in shares of the corporation or in derivative instruments of the type listed in the foregoing (A) and (B) held directly or indirectly by a general or limited partnership in which any such person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(iii)         “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provisions) by a person who is a director of the corporation or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of the corporation;

(iv)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and inclusive of the rules and regulations thereunder;

(v)          “qualified representative” of a proposing stockholder shall mean a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders;

(vi)         “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the corporation in general of such information including, without limitation, posting on the corporation’s investor relations website or disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service; and

(vii)        “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not such day is a business day.

ARTICLE III

DIRECTORS

SECTION 1.       NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of between three and fifteen directors, with the exact number of directors to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office.

SECTION 2.       MEETINGS. Meetings of the Board of Directors shall be held at such places, if any, within or outside the State of Delaware as may be fixed by the Board of Directors, or as may be specified in the notice of the meeting. A regular meeting of the Board of Directors may be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. Regular meetings of the Board of Directors shall be held at such times as may from time to time be determined by the Board of Directors, and no notice of such regular meetings need be given, provided that any director who is absent when such determination is made shall be given notice of the determination. Special meetings may be held at any time upon the call of (i) the Chairman of the Board or, in the absence of the Chairman of the Board, the President or any Vice President or the Secretary or (ii) any two directors, in each case, by oral, electronic or written notice given in accordance with Section 3 of this Article III. To the fullest extent permitted by law, the notice of any meeting need not specify the purpose of the meeting. A written waiver, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.      NOTICE. Notice of the place, if any, date, and hour of each special meeting, unless waived, shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by courier service, telephone, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Such notice may be given by the Secretary or by the officer or directors calling the meeting. If notice is given:

(a)        in person, such notice shall be deemed to have been given when delivered;

(b)        by mail, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the director at such address as appears on the records of the corporation for such director;

(c)        by courier service, such notice shall be deemed to have been given on the earlier of when the notice is received or left at such stockholder’s address;

(d)        by telegram, cable or other similar means (not including mail) that provide written notice, such notice shall be deemed to have been given when delivered to any transmission company, with charges prepaid, addressed to the director at such address as appears on the records of the corporation for such director; and

(e)        by telephone or electronic transmission, such notice shall be deemed to have been given when transmitted to such number or electronic mail address as appears on the records of the corporation for such director.

SECTION 4.      COMMITTEES.

(a)        The Board of Directors shall appoint from among its members the following committees: audit, compensation, nominating and governance and executive. Each of these committees shall consist of such number of directors and shall have such powers, authority and duties as shall from time to time be prescribed by the Board of Directors.

(b)        The Board of Directors may, by resolution passed by the affirmative vote of a majority of the total authorized number of directors, designate one or more other committees, each committee to consist of one or more directors of the corporation. To the fullest extent permitted by law, any such committee shall have and may exercise such powers and authority of the Board of Directors as shall be conferred or authorized by the resolution designating such committee.

(c)         The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)         A majority of the members of any committee of the Board of Directors, if such committee be composed of more than two members, may determine its action and fix the time and place, if any, of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

SECTION 5.       QUORUM. A majority of the total authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the total number of members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee. If at any meeting of the Board of Directors or any committee there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice until a quorum shall have been obtained. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at the meeting.

SECTION 6.       MANNER OF ACTING. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, as the case may be, unless the DGCL, the Certificate of Incorporation or these by-laws shall require a vote of a greater number.

SECTION 7.       DIVIDENDS. Subject to any restrictions contained in the DGCL or the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. The Board of Directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

SECTION 8.       BOARD ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee.

SECTION 9.      NOMINATION OF DIRECTORS.

(a)        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and at the time of the meeting, (B) who is entitled to vote at the meeting, and (C) who complies with the notice procedures set forth in this Section 9 in all respects. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

(b)        In addition to any other applicable requirements (including, where applicable, Section 11 of Article II of these by-laws), for a nomination to be made by a stockholder, such stockholder must (i) have given timely notice thereof in proper written form to the Secretary of the corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9 and (iii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for nomination as required to be set forth by this Section 9. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the corporation (A) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the 120th day prior to the one-year anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; or (B) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. Notwithstanding anything in this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public disclosure by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the preceding sentence, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the corporation. The number of nominees a stockholder may nominate for election at a stockholder meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a stockholder meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such stockholder meeting. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.

(c)        To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the corporation which are owned, directly or indirectly, beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required, pursuant to the Exchange Act, and (E) the questionnaire, representations and agreements required by clause (e) of this Section 9;

(ii)           a representation that such stockholder or a qualified representative thereof intends to appear in person or by proxy at the meeting to nominate each person named in its notice;

(iii)          as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of shares of stock of the corporation which are, directly or indirectly, owned of record by such stockholder or such Stockholder Associated Person, if any; (B) the class, series and number of, and the nominee holder for, any shares of stock of the corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any, provided that such stockholder or such Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future; (C) the date or dates on which such shares were acquired; and (D) a description of all Derivative Interests (as defined below) of such stockholder or such Stockholder Associated Person held during the previous twelve (12) month period, including the date of any relevant transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than ten percent (10%) of the shares of the corporation at the time of the transactions;

(iv)         as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder and such Stockholder Associated Person, in the case of a stockholder of record, as they appear on the corporation’s stock ledger and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person;

(v)          a certification regarding whether the stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the corporation and/or such person’s acts or omissions as a stockholder or beneficial owner of the corporation;

(vi)         a representation (A) whether the stockholder or any Stockholder Associated Person will engage in a solicitation within the meaning of Rule 14a-1(1) under the Exchange Act with respect to the proposal, and if so, the name of each participant (as defined in Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (B) whether any such person intends, or is part of a group that intends, to solicit the holders of shares representing at least 67 percent of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, or to otherwise solicit proxies from stockholders in support of such nomination(s); and

(vii)        to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who is providing financial support or meaningful assistance in furtherance of the nomination(s) on the date of such stockholder’s notice.

A nominee for election or re-election as a director of the corporation shall also provide to the corporation such other information as may reasonably be required to determine whether such proposed nominee is qualified to serve as a director of the corporation under the Certificate of Incorporation or these by-laws and any law, rule, regulation or listing standard that may be applicable to the corporation, including information relevant to a determination whether such person can be considered an independent director. For purposes of this Section 9, the terms “Stockholder Associated Person,” “Derivative Interest,” “Insider Report,” “Exchange Act,” “qualified representative,” “public disclosure” and “close of business” shall have the same meanings as given them in Article II, Section 11(h).

(d)        The stockholder shall update and supplement its notice to the corporation of its intent to nominate candidates for director at an annual or special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these by-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination, including by changing or adding candidates, business or resolutions proposed to be brought before a meeting of the stockholders. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act shall notify the Secretary within two business days of any change in such stockholder’s, Stockholder Associated Person’s or group’s intent to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act. Upon request by the corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, not later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(e)        To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, the person proposed to be nominated must deliver (in accordance with the applicable time period prescribed for delivery under this Section 9) to the Secretary at the principal executive offices of the corporation all completed and signed questionnaires in the forms required by the corporation (which shall be provided by the Secretary within 10 days following a request therefor by a record stockholder) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and a written representation and agreement (in the form provided by the Secretary within 10 days following a written request therefor by a record stockholder) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or nominee that has not been disclosed to the corporation; (iii) consents to being named as a nominee in any proxy materials relating to the corporation’s next meeting and agrees to serve if elected as a director; and (iv) if elected as director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(f)         No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 9. The chairman of any annual or special meeting shall have the power and duty to determine whether nominations were properly brought before the meeting in accordance with the provisions of this Section 9. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall so declare to the meeting and such defective nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election). Notwithstanding the provisions of this Section 9, unless otherwise required by law or otherwise determined by the chairman of the meeting, if the proposing stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present the nomination(s), such nomination(s) shall be disregarded (and any such nominee(s) shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition to the requirements of this Section 9 with respect to any nomination(s) proposed to be brought before an annual or special meeting, each proposing stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such nomination(s). If a proposing stockholder fails to comply with any applicable requirements of the Exchange Act, such nomination(s) shall be deemed to have not been made in compliance with these by-laws and shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election). Without limiting any remedy available to the corporation, a stockholder may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation, if such stockholder, any Stockholder Associated Person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section, otherwise failed to comply with this Section 9 (or with any applicable law, rule or regulation identified in this Section 9, including, without limitation, Rule 14a-19 promulgated under the Exchange Act) or provided false or misleading information to the corporation.

(g)        Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. Whenever this Section 9 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE IV

OFFICERS

SECTION 1.       NUMBER. The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, and the Board of Directors or its designee may also elect one or more Vice Chairmen or Vice Presidents and such Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors or its designee deems appropriate. Any two or more offices may be held by the same person. At the time of election, the Board of Directors may determine that the Chairman of the Board shall be a Non-Executive Chairman of the Board or that any Vice Chairmen shall be Non-Executive Vice Chairmen. The President may, but need not, be chosen from among the directors. The Treasurer shall report to the Chief Financial Officer if not also elected to the position of Chief Financial Officer.

SECTION 2.       TERM AND REMOVAL. The officers of the corporation shall be elected or appointed annually by or in the manner determined by the Board of Directors. Vacancies may be filled, and new offices may be created and filled, at any time by or at the direction of the Board of Directors. Each officer shall hold office until such officer’s successor is elected or appointed and has qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office or by any officer upon whom such power of removal may be conferred by the Board of Directors.

SECTION 3.       THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such powers as are vested in him or her by the Board of Directors, by law, by the Certificate of Incorporation or by these by-laws. Unless otherwise determined by the Board of Directors, the Chairman shall preside at the meetings of the stockholders, of the Board of Directors and of the Executive Committee.

SECTION 4.       THE VICE CHAIRMEN. A Vice Chairman shall have such powers and perform such duties as are vested in or assigned to him or her by the Board of Directors, the Chairman or these by-laws. In the absence or inability to act of the Chairman of the Board, or upon the request of the Chairman of the Board, the Vice Chairman (or in the event there be more than one Vice Chairman, the Vice Chairmen in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. In the absence or inability to act of the Chairman of the Board and the Vice Chairmen, if any, the Chairman of the Nominating and Governance Committee shall preside at meetings of the Board of Directors and shall have and exercise all of the powers and duties of the Chairman of the Board, subject to Article II, Section 6, of these by-laws.

SECTION 5.       THE PRESIDENT. The President shall have the powers and duties vested in him or her by the Board of Directors, by law, by the Certificate of Incorporation or by these by-laws.

SECTION 6.       THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have, subject to the supervision and direction of the Board of Directors or of the Executive Committee, general supervision of the business, property and affairs of the corporation and the powers vested in him or her by the Board of Directors, by law, by the Certificate of Incorporation or by these by-laws or which usually attach or pertain to such office. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors, the Chief Executive Officer may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments that the Board of Directors (or its designee) has authorized, and the Chief Executive Officer may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires.

SECTION 7.       THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors (or its designee) or these by-laws.

SECTION 8.       THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors (or its designee) or these by-laws.

SECTION 9.       THE SECRETARY. The Secretary shall have the custody of the corporate seal and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the corporation. The Secretary, or in his or her absence, any Assistant Secretary, shall see that proper notices are sent of the meetings of the stockholders, the Board of Directors and the Executive Committee, and shall see that all proper notices are given, as required by these by-laws. The Secretary or any Assistant Secretary shall keep the minutes of all meetings of stockholders and directors and all committees which may request their services.

SECTION 10.     ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors (or its designee) or these by-laws.

SECTION 11.     VOTING CORPORATION’S SECURITIES. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in the event of the Chairman’s inability to act, the President, or in the event of the President’s inability to act, the Vice President designated by the Board of Directors to act in the absence of the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations or other entities in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors may confer such powers upon any other person or persons.

ARTICLE V

CERTIFICATED AND UNCERTIFICATED STOCK

SECTION 1.       FORM. The shares of the corporation’s stock shall either be represented by certificates or be uncertificated shares. Any holder of certificated stock shall be entitled to a certificate in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may prescribe, certifying the number and class of shares owned by such holder. Each such certificate shall be signed by or in the name of the corporation by any two authorized officers of the corporation, including without limitation by the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The name of the person to whom the shares represented by a certificate are issued, and the number of shares and date of issue, shall be entered on the books of the corporation.

SECTION 2.       TRANSFER. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these by-laws or any written agreement in respect thereof, transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent appointed as provided in Section 4 of this Article, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of the certificate or certificates for such shares or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative or attorney and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 3.      LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The corporation may issue a new stock certificate or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 4.       TRANSFER AGENT AND REGISTRAR. The Board of Directors (or its designee) may appoint one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of June in each year and shall end on the last day of May next following, unless otherwise determined by or in the manner determined by the Board of Directors.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the corporation shall be in such form as the Board of Directors (or its designee) shall prescribe.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered or repealed and new by-laws not inconsistent with any provision of the Certificate of Incorporation may be made (a) by the affirmative vote of a majority of the members of the Board of Directors then in office, or (b) by the affirmative vote of the holders of at least 80% of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors, considered for purposes of this Article VIII as one class.

ARTICLE IX

EMERGENCY BY-LAWS

SECTION 1. EMERGENCY BY-LAWS. This Article shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the preceding Articles of these by-laws, the Certificate of Incorporation, or the DGCL.

SECTION 2. QUORUM. In the event of an Emergency, as a result of which a quorum of the Board of Directors or of a committee of the Board of Directors cannot readily be convened for action at a meeting of the Board or a committee, then the director or directors in attendance at such meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

SECTION 3. OTHER POWERS. Except as the Board of Directors may otherwise determine, during any Emergency, the corporation, and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE X

FORUM SELECTION

Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

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